Exhibit 99.1

PRO FORMA UNAUDITED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma consolidated financial information has been derived from the historical financial statements of DT Sale Corp. (formerly known as DPAC Technologies Corp.) (the “Company”), as adjusted, to give effect to the sale of substantially all of the assets of QT Sale Corp. (formerly known as Quatech, Inc., a wholly owned subsidiary of the Company, which assets indirectly represented substantially all of the assets of the Company).

In consideration for the assets purchased at the closing of the Asset Purchase Agreement (which consist of all cash, cash equivalents and investments; all of the Company’s accounts receivable, advance payments, deposits, prepaid items (other than prepaid items under the Company’s insurance policies) and expenses, deferred charges, rights of offset and credits and claims for refund; all of the Company’s intellectual property rights, including those related to trademarks, patents, copyrights, software and other proprietary rights and any licenses thereto; all of the Company’s rights under contracts, agreements and purchase and sale orders, including customer contracts and leases of real property and personal property; all of the Company’s inventory including its finished goods, raw materials, work-in-process inventories, packaging materials, products, supplies and other items of tangible property; all of the Company’s vehicles, tools, parts and supplies, machinery and equipment, furniture, fixtures, office equipment and supplies, computer hardware and software; all of the Company’s books, records, manuals, documents, books of account, correspondence, sales and credit reports, customer lists, literature, brochures, advertising or promotional material and the like; and any governmental licenses, permits and approvals to the extent their transfer is permitted by applicable law), which sale was consummated on October 12, 2011, Q-Tech Acquisition, LLC (the “Buyer”) paid an aggregate of $10,229,530, after giving effect to a downward adjustment based on the amount of working capital estimated to have been available as of the closing as compared to a target amount of $710,000. In accordance with the Asset Purchase Agreement, such adjustment to the purchase price was made to the extent that the working capital at closing was at least $70,000 less than the working capital target. An Escrow Amount of $630,603 was held back from the purchase price and deposited with the escrow agent.

The unaudited pro forma consolidated balance sheet as of June 30, 2011 reflects adjustments as if the Asset Sale had occurred on June 30, 2011. The unaudited pro forma consolidated statements of operations for the six months ended June 30, 2011 and the year ended December 31, 2010 reflect adjustments as if the Asset Sale had occurred on January 1, 2011 and 2010, respectively.

The unaudited pro forma consolidated financial statements do not purport to present the financial position or results of operations of the Company had the asset sale and events assumed therein occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future, in light of the fact that, the Company has virtually no assets and no business operations now that the asset sale has been completed. The unaudited pro forma consolidated financial statements do not address any distributions to any shareholder of the Company.

These unaudited pro forma consolidated financial statements should be read in conjunction with our historical consolidated financial statements and accompanying notes for the quarter ended June 30, 2011 included in the Company’s Form 10-Q filed with the Securities and Exchange Commission on August 15, 2011.

DPAC Technologies Corp.
Condensed Consolidated Balance Sheet
June 30, 2011
(Unaudited) in Thousands		Pro Forma Adjustments for Asset Sale		Pro Forma as Adjusted
	As Reported

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$19	$3,775	[1]	$3,795
Restricted cash		631	[2]	900
Accounts receivable, net	1,479	(1,479	) [3]	—
Inventories	1,061	(1,061	) [3]	—
Prepaid expenses and other current assets	83	(55	) [3]	28

Total current assets	2,642	1,811		4,723

PROPERTY, net	544	(544	) [3]	—
DEFERRED FINANCING COSTS, net	52	(52	) [4]	—
TRADEMARKS	2,583	(2,583	) [3]	—
GOODWILL	3,823	(3,823	) [3]	—
AMORTIZABLE INTANGIBLE ASSETS, net	34	(34	) [3]	—
OTHER ASSETS	16	(16	) [3]	—

TOTAL ASSETS	$9,694	$(5,241)		$4,723

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Revolving credit facility	1,500	$(1,500	) [4]	$—
Short term note	22	(22	) [5]	—
Current portion of long-term debt	320	(320	) [4]	—
Accounts payable	1,594	(1,594	) [5]	—
Put warrant liability	119			119
Other accrued liabilities	554	(294	) [5]	260

Total current liabilities	4,109	(3,730)		379

LONG-TERM LIABILITIES:
Ohio Development loan, less current portion	1,918	(1,918	) [4]	—
Subordinated debt, less current portion	1,180	(1,180	) [4]	—

Total long-term liabilities	3,098	(3,098)		—

STOCKHOLDERS’ EQUITY:
Series A preferred stock	2,499	—		2,499
Common stock	6,282	—		6,282
Preferred stock dividends distributable in common stock	225	—		225
Accumulated deficit	(6,519)	1,857	[6]	(4,662)

Total stockholders’ equity	2,487	1,857		4,344

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$9,694	$(4,970)		$4,723

1.	To reflect $10.2 million cash received from the Asset Sale net of $631,000 held in escrow as restricted cash, payment of debt of $5.2 million, and transaction related costs paid at the closing of $571,000.
2.	To reflect funds held in escrow for 12 months for potential indemnification claims.
3.	To remove assets sold in the transaction.
4.	To remove debt paid directly at the close and related deferred financing costs.
5.	To remove liabilities assumed in the Asset Purchase.
6.	To reflect the reduction in net assets and liabilities and the net gain recognized as a result of the Asset Sale.

The adjustments reflect the sale of essentially all of the assets of the Company and assumption of certain liabilities and direct payoff of debt as specified in the Asset Purchase Agreement. Of the total cash consideration of $10.2 million, $631,000 will be deposited with an escrow agent for a period of twelve months from the closing date to be used for any indemnification claims which may be asserted by the

Buyer. The amount placed in escrow has been reflected as restricted cash. The adjustments do not reflect the distribution of any proceeds to shareholders or warrant holders. However, remaining cash will be used to pay remaining liabilities and expenses before being distributed to the shareholders and the Company will begin the process of liquidation and dissolution.

DPAC Technologies Corp.
Condensed Consolidated Statement of Operations
For the Six Months Ended June 30, 2011

(Unaudited) in Thousands (except per share data)		Pro Forma		Pro Forma
	As Reported	Adjustments		as Adjusted
NET SALES	$4,252	$(4,252	) [1]	$—

COST OF GOODS SOLD	2,470	(2,470	) [2]	—

GROSS PROFIT	1,782	(1,782)		—

OPERATING EXPENSES
Sales and marketing	486	(486	) [2]	—
Research and development	392	(392	) [2]	—
General and administrative	724	(616	) [2]	108
Amortization of intangible assets	107	(107	) [2]	—

Total operating expenses	1,709	(1,601)		108

INCOME (LOSS) FROM OPERATIONS	73	(181)		(108)

OTHER EXPENSE:
Interest expense	291	(291	) [3]	—
Fair value adjustment for put warrant liability	8			8

Total other expenses	299	(291)		8

LOSS BEFORE INCOME TAXES	(226)	110		(116)

INCOME TAX PROVISION	—	—		—

NET LOSS	$(226)	$110		$(116)

PREFERRED STOCK DIVIDENDS	225	—		225

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(451)	$110		$(341)

NET LOSS PER SHARE - Basic and Diluted	$0.00			$0.00

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic and Diluted	131,136	—		131,136

DPAC Technologies Corp.
Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2010

in Thousands (except per share data)		Pro Forma		Pro Forma
	As Reported	Adjustments		as Adjusted
		(Unaudited)		(Unaudited)
NET SALES	$7,848	$(7,848	) [1]	$—

COST OF GOODS SOLD	4,695	(4,695	) [2]	—

GROSS PROFIT	3,153	(3,153)		—

OPERATING EXPENSES
Sales and marketing	783	(783	) [2]	—
Research and development	733	(733	) [2]	—
General and administrative	1,111	(1,003	) [2]	108
Amortization of intangible assets	539	(539	) [2]	—

Total operating expenses	3,166	(3,058)		108

LOSS FROM OPERATIONS	(13)	(95)		(108)

OTHER EXPENSE:
Interest expense	641	(641	) [3]	—
Fair value adjustment for put warrant liability	11			11

Total other expenses	652	(641)		11

LOSS BEFORE INCOME TAXES	(665)	546		(119)

INCOME TAX PROVISION	—	—		—

NET LOSS	$(665)	$546		$(119)

PREFERRED STOCK DIVIDENDS	450	—		450

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(1,115)	$546		$(569)

NET LOSS PER SHARE - Basic and Diluted	$0.00			$0.00

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic and Diluted	109,415	—		109,415

1.	To remove net sales related to the Asset Sale.
2.	To remove costs related to the Asset Sale. The remaining G&A expenses are estimated costs for the wind down and dissolution of the Company and do not include any costs associated with the distributions of proceeds to shareholders.
3.	To remove interest expense related to extinguished debt as a result of the Asset Sale.

The adjustments reflect the sale of all of the operations of the Company. At the close of the transaction, the Company will have no continuing operations other than to manage the distribution of available funds to the shareholders and the orderly liquidation and dissolution of the Company. A net gain of approximately $1.6 million would be realized if the transaction occurred on June 30, 2011 as reflected in the pro forma financial statements, however, no tax liability is expected as a result of the gain due to the Company’s substantial net operating loss carryforwards.